                                                                     EXHIBIT 5.1

                     [DOEPKEN KEEVICAN & WEISS LETTERHEAD]




                                  July 19, 1999

MotivePower Industries, Inc.
Two Gateway Center, 14th Floor
Pittsburgh, PA  15222

       Re: Registration of 48,514,837 Shares of Common Stock and Associated Share Purchase Rights

Ladies and Gentlemen:

                  We have acted as counsel to MotivePower Industries, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") relating to the registration of 48,514,837 shares of Common Stock, $0.01 par value, of the Company (the "New Shares"), together with 48,514,837 Share Purchase Rights (the "Rights") associated therewith, to be issued pursuant to the terms of the Agreement and Plan of Merger dated as of June 2, 1999, as amended (the "Merger Agreement"); by and between the Company and Westinghouse Air Brake Company, a Delaware corporation ("WABCO"), which provides for the merger (the "Merger") of WABCO with and into the Company, with the Company as the surviving corporation.

                  The New Shares are comprised of (i) 44,297,412 shares of Common Stock of the Company issued pursuant to the Merger Agreement (the "Merger Stock") and (ii) 4,217,425 shares of Common Stock of the Company issuable in respect of currently outstanding options of the WABCO pursuant to the Merger Agreement (the "Option Stock"). The terms of the Rights are set forth in the Rights Agreement dated as of January 16, 1996, as amended (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C. (formerly known as Chemical Mellon Shareholder Services, L.L.C.), as Rights Agent. As of the effective time of the Merger, the outstanding shares of common stock of WABCO will be converted into the New Shares, all as more fully set forth in the Merger Agreement.

                  We are familiar with the proceedings to date with respect to the proposed issuance of the New Shares and the Rights in the Merger and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of law as we have considered relevant and necessary as a basis for this opinion. Based on the foregoing, it is our opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the Commonwealth of Pennsylvania.

MotivePower Industries, Inc.
July 19, 1999
Page 2

                  2. The Shares of Merger Stock will be legally issued, fully paid and non-assessable when the Merger shall have become effective under the Pennsylvania Business Corporation Law and the Delaware General Corporation Law.

                  3. The shares of Option Stock will be legally issued, fully paid and non-assessable when (i) the Merger shall have become effective under the Pennsylvania Business Corporation law and the Delaware General Corporation Law, and (ii) the options therefor shall have been duly exercised and the exercise price therefor shall have been paid to the Company, and the certificates therefor shall have been dully executed and delivered by the Company.

                  4. Each Right associated with a New Share will be legally issued when (i) such Right shall have been duly issued in accordance with the terms of the Rights Agreement, and (ii) the associated Common Stock shall have been duly issued as set forth in paragraph 2 or 3.

                  The foregoing opinions are limited to the laws of the United States of America and the Commonwealth of Pennsylvania. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of the New Shares.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to us included in or made part of the Registration Statement.


                                                  Very truly yours,


                                                  /s/ Doepken Keevican & Weiss
                                                  -----------------------------
                                                  Doepken Keevican & Weiss
                                                  Professional Corporation






                                       -2-